EXHIBIT 5.1

February 6, 2004

Asconi Corporation

1211 Semoran Blvd. Suite 141

Casselberry, Florida 32707

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the registration for resale by the selling stockholders named in the Registration Statement of an aggregate of 619,386 shares (the “Shares”) of common stock, $0.001 par value (the “Common Stock”), of Asconi Corporation (the “Company”).

For purposes of this opinion, we have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

On the basis of the foregoing, it is our opinion, subject to the effectiveness of the Registration Statement filed with the SEC (such Registration Statement as amended and finally declared effective, and the form of prospectus contained therein or subsequently filed pursuant to Rule 424 under the Securities Act, being hereinafter referred to as the “Registration Statement”) that the Shares are legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Nevada. Further, our opinion is based solely upon the existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

Sincerely,

/s/ GREENBERG TRAURIG, P.A.

GREENBERG TRAURIG, P.A.

450 SOUTH ORANGE AVENUE, SUITE 650, ORLANDO, FLORIDA 32801

(407) 420-1000 FAX (407) 420-5909 www.gtlaw.com

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